Exhibit 10.46

PROMISSORY NOTE

$65,000.00	April 10, 2007

For value received, the undersigned, Global Energy, Inc. (hereinafter “GE”), 312 Walnut Street, Suite 2300, Cincinnati, OH 45202, promises to pay to Harry H. Graves (hereinafter “HHG”), whose principal residence is 2825 Pond Run Road, Cincinnati, OH 45157, or his assigns, the principal sum of $65,000.00 with a financing fee of $16,250.00

The entire Principal and fee amounts shall be due and payable no later than September 15, 2007 and payable upon demand thereafter. If the principal is not paid in full at September 15, 2007, a penalty of 10% of the outstanding principal will be applied to the remaining balance. Interest will accrue on any remaining balance at the rate of 7% per year.

The financing fee shall be $16,250.00 payable with the principal repayment or at such other time as may be agreed by the Parties.

The Principal and fee amounts are to be paid in lawful money of the United States and otherwise in accordance with the provisions hereof.

This note shall be governed by and construed in accordance with the laws of Ohio.

Upon receipt of evidence satisfactory tc the Maker of the loss, theft, destruction or mutilation of this note and, in the case of such loss, theft, or destruction, upon delivery to the Maker of security or indemnity in an amount and form reasonably satisfactory to the Maker, the Maker will execute and deliver, in lieu thereof, a new Note of like tenor, date, maturity, and payment amount.

The terms and conditions in this note shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of HHG. No waiver by HHG of any breach or default under this note shall be deemed a waiver of any preceding or succeeding breach or default and no failure of HHG to exercise any right or privilege hereunder shall be deemed a waiver of the rights of HHG to exercise the same or any other right or privilege at any subsequent time or times.

In the event that one or more of the provisions contained in this note are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this note shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

IN WITNESS WHEREOF, the Maker has caused this note to be duly executed on its behalf as of the date first above written.

/s/ Lynne Graves, Secretary
GLOBAL ENERGY, INC.